Exhibit 3(b)

                                    BY-LAWS
                                       OF
                             YADKIN VALLEY COMPANY

                                   ARTICLE I
                                    Offices

                  Section 1. Principal Office. The principal office of the corporation shall be located at 625 Oberlin Road, Raleigh, Wake County, North Carolina.

                  Section 1. Registered Office. The registered office of the corporation, which by law is required to be maintained within the State of North Carolina, shall be located at 625 Oberlin Road, Raleigh, Wake County, North Carolina, or at such other place within the State of North Carolina as may, from time to time, be fixed and determined by the Board of Directors.

                  Section 3. Other Offices. The corporation may have offices at such places, either within or outside the State of North Carolina, as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            Meeting of Shareholders

                  Section 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on any day during the first six months of the corporation's fiscal year (except a Saturday, Sunday or legal holiday) as shall be determined by the Board of Directors.

                  Section 2. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these by-laws, a substitute annual meeting may be called in the manner provided for the call of a special meeting in accordance with the provisions of Section 3 of this Article II and a substitute annual meeting so called shall be designated and shall be treated, for all purposes, as the annual meeting.

                  Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the President, or any two members of the Board of Directors, or by any shareholder pursuant to the written request of the holders of not less than one-tenth (1/10th) of all the shares entitled to vote at the meeting.

                  Section 4. Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation except that a meeting may be held at such other place, within or outside the State of North Carolina, as may be designated in a duly executed waiver of notice of such meeting or as may be otherwise agreed upon in advance by a majority of the shareholders entitled to vote at such meeting.

                  Section 5. Notice of Meetings. Written or printed notice stating the time and place of a meeting of shareholders shall be delivered, personally or by mail, by or at the direction of the President, the Secretary or other person authorized to call such meeting, to each shareholder of record entitled to vote at such meeting, not less than ten (10) nor more than fifty
(50) days prior to the date of such meeting. If mailed, such notice shall be directed to each shareholder at the address of such shareholder as set forth on the records of the corporation except that if any shareholder shall have filed with the Secretary a written request that notices intended for such shareholder be mailed to some other address, then all notices to such shareholder shall be mailed to the address designated in such request. A statement of the business to be transacted at an annual or substitute annual meeting of shareholders need not be set forth in the notice of such meeting except that if any matter is to be considered or acted upon, other than the election of directors, on which the vote of shareholders is required under the provisions of the North Carolina Business Corporation Act, then a specific statement thereof shall be set forth in such notice. In the case of a special meeting, the notice shall set forth the nature of the business to be transacted. If a meeting shall be adjourned for more than thirty (30) days, notice of such adjourned meeting shall be given as in the case of an original meeting and if the adjournment shall be for less than thirty (30) days, no notice thereof need be given except that such adjournment shall be announced at the meeting at which the adjournment is taken. Any notice which shall be mailed shall be directed to each shareholder at the address of such shareholder set forth on the share books of the corporation except that if any shareholder shall have filed with the Secretary a written request that notices intended for such shareholder be mailed to some other address, then notice to such shareholder shall be mailed to the address set forth in such written request. Notice of a meeting need not be given if each shareholder entitled to notice thereof shall, in person or by attorney thereunto duly authorized, waive notice thereof in writing, either before or after such meeting.

                  Section 6. Voting Lists. At least ten (10) days before each meeting of shareholders, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meeting, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the corporation for a period of ten (10) days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours. The aforementioned list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

                  Section 7. Quorum. Except as otherwise provided by statute, or by the charter of the corporation, or by these bylaws, the presence in person or by proxy of holders of record of a majority of the shares entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the shareholders entitled to vote present in person or by proxy, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been there present. The shareholders present in person or by proxy at a meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                  Section 8. Voting. At each meeting of shareholders, every holder of record of shares entitled to vote shall be entitled to one (1) vote for every share standing in his name on the books of the corporation and all questions, except as otherwise provided by statute, or by the charter of the corporation, or by these by-laws, shall be determined by a majority of the votes so cast. Persons holding shares in a fiduciary capacity shall be entitled to vote the shares so held. Any shareholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder or his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force or limits its use to a particular meeting and in any event, no proxy shall be valid after ten (10) years from the date of its execution. Each instrument designating a proxy shall be exhibited to the Secretary of the meeting and shall be filed with the records of the corporation. Voting on all matters, except the election of directors, shall be by voice vote or by a show of hands except that if prior to voting on any particular matter, demand shall be made by or on behalf of the holders of not less than one-tenth (1/10th) of the shares represented at such meeting that the vote thereon be taken by ballot, then the vote on such matter shall be taken by ballot.

                  Section 9. Informal Action by Shareholders. Any action which may be taken by the shareholders at a meeting thereof may be taken without a meeting if consent in writing, setting forth the action taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting and filed with the Secretary of the corporation. Any consent so filed with the Secretary of the corporation shall be filed in the corporate minute book in like manner as minutes of a meeting. Any such consent shall have the same force and effect as a unanimous vote of shareholders.

                                  ARTICLE III
                               Board of Directors
                               ------------------

                  Section 1. General Powers. The property, affairs and business of the corporation shall be managed by the Board of Directors.

                  Section 2. Number, Term of Office and Qualifications. The number of directors shall be three (3). Each director shall continue in office until the annual meeting of shareholders held next after his election or until his successor shall have been elected and qualified, or until his death or until he shall resign or shall have become disqualified or shall have been removed in the manner hereinafter provided. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

                  Section 3. Election of Directors. Except as provided in
Section 6 of this Article III, the directors shall be elected at the annual meeting of shareholders and the persons who shall receive the highest number of votes shall be the elected directors. If prior to voting for the election of directors, demand therefor shall be made by or on behalf of any shares entitled to vote at such meeting, the election of directors shall be by ballot.

                  Section 4. Cumulative Voting. Every shareholder entitled to vote at an election of directors shall have the right to vote the number of shares standing of record in such shareholder's name for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote, or to cumulate such vote by giving one (1) candidate as many votes as shall be equal to the number of such directors, multiplied by the number of shares of such shareholder, or by distributing such votes on the same principal among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for the directors starts, such shareholder's intention to so vote cumulatively and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one (1) nor more than four (4) hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

                  Section 5. Removal of Directors. The Board of Directors or any individual director may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors provided, however, that, except in the event the entire board shall be removed, a particular director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election. If any or all directors are so removed, new directors may be elected at the same meeting.

                  Section 6. Vacancies. A vacancy in the Board of Directors created by an increase in the authorized number of directors shall be filled only by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose. Any vacancy in the Board of Directors created other than by an increase in the number of directors may be filled by a majority of the remaining directors, though less than a quorum, or by the sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. In the event of the resignation of a director to take effect at a future date, either the Board of Directors or the shareholders, at any time after tender of such resignation, may elect a successor to such director to take office as of the effective date of such resignation.
                                       3

                  Section 7. Compensation of Directors. The Board of Directors may cause the corporation to compensate directors for their services as directors and may provide for the payment by the corporation of all expenses incurred by directors in attending regular and special meetings of the Board.

                  Section 8. Executive Committee. The Board of Directors may, by the vote of a majority of the entire Board, designate two (2) or more directors to constitute and serve as an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation.

                                   ARTICLE IV
                             Meetings of Directors
                             ---------------------

                  Section 1. Regular Meetings. A regular annual meeting of the Board of Directors may be held immediately after the annual meeting of shareholders and if not then held shall be held within a reasonable time thereafter.

                  Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two
(2) directors.

                  Section 3. Place of Meetings. All meetings of the Board of Directors shall be held at the principal office of the corporation except that such meetings may be held at such other place, within or outside the State of North Carolina as may be designated in a duly executed waiver of notice of such meeting or as may be otherwise agreed upon in advance of the meeting by a majority of the directors.

                  Section 4. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. Special meetings shall be called on not less than two (2) days' prior notice. Notice of a special meeting need not state the purpose thereof and such notice shall be directed to each director at his residence or usual place of business by mail, cable, telegram or may be delivered personally. The presence of a director at a meeting shall constitute a waiver of notice of that meeting except only when such director attends the meeting solely for the purpose of objecting to the transaction of any business thereat, on the ground that the meeting has not been lawfully called, and does not otherwise participate in such meeting.

                  Section 5. Quorum and Manner of Acting. A majority of the number of directors fixed by these by-laws as the number of directors of the corporation shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors. Except as otherwise expressly provided in this section, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The vote of a majority of the number of directors fixed by these by-laws as the number of directors of the corporation shall be required to adopt a resolution appointing an Executive Committee, and the vote of a majority of the directors then holding office shall be required to adopt, amend or repeal a by-law or to dissolve the corporation pursuant to the provisions of the North Carolina Business Corporation Act without shareholder consent.

                  Section 6. Informal Action of Directors. Action taken by a majority of the Directors without a meeting shall constitute Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

                  Section 7. Resignations. Any director may resign at any time by giving written notice to the President or the Secretary of the corporation. Such resignation shall take effect at the time specified therein, or if no time is specified therein, at the time such resignation is received by the President or Secretary of the corporation unless it shall be necessary to accept such resignation before it becomes effective, in which event the resignation shall take effect upon its acceptance by the Board of Directors. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

                                   ARTICLE V
                                    Officers
                                    --------

                  Section 1. Number of Officers. The officers of the corporation shall be a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any two (2) offices or more may be held by one (1) person, except the offices of President and Secretary, but no officer shall sign or execute any document in more than one (1) capacity.

                  Section 2. Election, Term of Office and Qualifications. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after his election or until his successor shall have been duly chosen and qualified or until his death or until he shall resign or shall have been disqualified or shall have been removed from office.

                  Section 3. Subordinate Officers and Agents. The Board of Directors from time to time may appoint other officers or agents, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer or agent the power to appoint any subordinate officer or agent and to prescribe his respective authority and duties.

                  Section 4. Removal. The officers specifically designated in
Section 1 of this Article V may be removed, either with or without cause, by vote of a majority of the whole Board of Directors at a special meeting of the Board called for that purpose. The officers appointed in accordance with the provisions of Section 3 of this Article V may be removed, either with or without cause, by the Board of Directors, by a majority vote of the Directors present at any meeting, or by any officer or agent upon whom such power of removal may be conferred by the Board of Directors. The removal of any person from office shall be without prejudice to the contract rights, if any, of the person so removed.

                  Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the corporation, or if he was appointed by an officer or agent in accordance with Section 3 of this Article V, by giving written notice to the officer or agent who appointed him. Any such resignation shall take effect upon its being accepted by the Board of Directors or by the officer or agent appointing the person so resigning.

                  Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, or disqualification, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed by these by-laws for regular appointments or elections to such offices.

                  Section 7. President. The President shall be the chief executive officer of the corporation, and, subject to the instructions of the Board of Directors, shall have general charge of the business, affairs and property of the corporation and control over its other officers, agents and employees. He shall preside at all meetings of the shareholders and of the Board of Directors at which he may be present. The President shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  Section 8. Vice President. At the request of the President, or in his absence or disability, the Vice President, and if there be more than one
(1) Vice President, the Vice President designated by the

Board of Directors, or in the absence of such designation, the Vice President designated by the President, shall perform all the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such authority as from time to time may be assigned to them by the Board of Directors.

                  Section 9. Secretary. The Secretary shall keep the minutes of the meetings of shareholders and of the Board of Directors, and shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law. He shall be custodian of the records, books, reports, statements, certificates and other documents of the corporation and of the seal of the corporation, and see that the seal is affixed to all share certificates prior to their issuance and to all documents requiring such seal. In general, he shall perform all duties and possess all authority incident to the office of Secretary, and he shall perform such other duties and have such other authority as from time to time may be assigned to him by the Board of Directors.

                  Section 10. Treasurer. The Treasurer shall have supervision over the funds, securities, receipts and disbursements of the corporation. He shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose, and he shall cause a true statement of its assets and liabilities, as of the close of each fiscal year, and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the corporation within four (4) months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten (10) years and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request for the same. He shall in general perform all duties and have all authority incident to the office of Treasurer and shall perform such other duties and have such other authority as from time to time may be assigned or granted to him by the Board of Directors. He may be required to give a bond for the faithful performance of his duties in such form and amount as the Board of Directors may determine.

                  Section 11. Duties of Officers May be Delegated. In case of the absence of any officer of the corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being provided a majority of the entire Board of Directors concurs therein.

                  Section 12. Salaries of Officers. No officer of the corporation shall be prevented from receiving a salary as such officer or from voting thereon by reason of the fact that he is also a director of the corporation. The salaries of the officers of the corporation, including such officers as may be directors of the corporation, shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer who has been given power to appoint subordinate officers or agents, as provided in Section 3 of this Article V, the authority to fix the salaries or other compensation of any such officers or agents appointed by him.

                                   ARTICLE VI
                Contracts, Loans, Deposits, Checks, Drafts, Etc.
                ------------------------------------------------

                  Section 1. Contracts. Except as otherwise provided in these by-laws, the Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

                  Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless and except as authorized by the Board of Directors. Any officer or agent of the corporation thereunto so authorized may effect loans or advances for the corporation and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the corporation. Any such officer or agent, when thereunto so authorized, may mortgage, pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtednesses and liabilities of the corporation any real property and all stocks, bonds, other securities and other personal property at any time held by the corporation, and to that end may endorse, assign and deliver the same, and do every act and thing necessary or proper in connection therewith. Such authority may be general or confined to specific instances.

                  Section 3. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may from time to time be given by the Board of Directors.

                  Section 4. Checks, Drafts, Etc. All notes, drafts, acceptances, checks and endorsements or other evidences of indebtedness shall be signed by the President or a Vice President and by the Secretary or the Treasurer, or in such other manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories will be made by the President or Treasurer or by any officer or agent who may be designated by resolution of the Board of Directors in such manner as such resolution may provide.

                  Section 5. Proxies. Any share in any other corporation which may from time to time be held by the corporation may be represented and voted at any meeting of shareholders or such other corporation by any person or persons thereunto authorized by the Board of Directors or if no one be so authorized, by the President or a Vice President or by any proxy appointed in writing by the President or a Vice President.

                                  ARTICLE VII
                   Certificates for Shares and Their Transfer
                   ------------------------------------------

                  Section 1. Certificate for Shares. Certificates for shares of the corporation shall be in such form as shall be approved by the Board of Directors. They shall be signed by the President or a Vice President and by the Secretary or the Treasurer and sealed with the seal of the corporation, which seal may be a facsimile, engraved or printed.

                  Section 2. Transfers of Shares. A book shall be kept containing the names, alphabetically arranged, of all shareholders of the corporation, showing their places of residence, the number of shares held by them respectively, the time when they respectively became the owners thereof and the amount paid thereon. Transfers of the shares of the corporation shall be made on the books of the corporation at the direction of the record holder thereof or his attorney thereunto duly authorized by a power of attorney duly executed and filed with the Secretary, or with the transfer agent, if any, for such shares, and the surrender of the certificate or certificates for such shares properly endorsed. The corporation shall be entitled to treat the holder of record of any share or shares as the holder and owner thereof and shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of North Carolina.

                  Section 3. Lost or Destroyed Certificates. The holder of any share or shares of the corporation shall immediately notify the corporation of any loss, destruction, theft or mutilation of the certificate therefor and the corporation, with the approval of the Board of Directors, may issue a new certificate for such share or shares in the place of such certificate theretofore issued by it alleged to have been lost, destroyed, stolen or mutilated. The Board of Directors in its discretion may require the owner of the certificate alleged to have been lost, destroyed, stolen or mutilated, or his legal representative to give the corporation and its transfer agent and its registrar, if any, before the issuance of such new certificate, a bond of indemnity in such sum and in such form and with such surety or sureties as the Board of Directors may direct or the Board, by resolution reciting that the circumstances justify such action, may authorize the issuance of such new certificate without requiring such bond.

                  Section 4. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the corporation and may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

                  Section 5. Closing Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividends, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten
(10) days immediately preceding the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted as the case may be shall be the record date for such determination of shareholders.

                                  ARTICLE VIII
                               General Provisions
                               ------------------

                  Section 1. Corporate Seal. The corporate seal shall be in such form as shall be approved from time to time by the Board of Directors.

                  Section 2. Fiscal Year. The fiscal year of the corporation shall be established by resolution of the Board of Directors.

                  Section 3. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or by-laws of this corporation.

                  Section 4. Amendments. Except as otherwise herein provided, these by-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors. The Board of Directors shall not have power to adopt a by-law: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law, (2) providing for the management of the corporation other than by the Board of Directors or its Executive Committee, (3) increasing or decreasing the number of directors, or (4) classifying and staggering the election of directors. The shareholders may make, alter, amend and repeal the by-laws of the corporation at any annual meeting or at a special meeting called for such purpose and by-laws adopted by the directors may be altered or repealed by the shareholders. No by-law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.
                                       8

                  Section 5. Indemnification. The corporation shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not brought by or on behalf of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, or arising out of his activities in any of the foregoing capacities, against all liability and litigation expense, including reasonable attorneys' fees; PROVIDED, however, that the corporation shall not indemnify any such person against liability or expense incurred on account of such person's activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. The corporation shall likewise indemnify any such person for all reasonable costs and expenses (including attorneys' fees) incurred by such person in connection with the enforcement of such person's right to indemnification granted herein. The corporation shall pay all expenses incurred by any director, officer, employee or agent in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

                  The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw, including without limitation, a determination by a majority vote of disinterested Directors that the activities giving rise to the liability or expense for which indemnification is requested were not, at the time taken, known or believed by the person requesting indemnification to be clearly in conflict with the best interests of the corporation. Any person who at any time after the adoption of this bylaw serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of, but shall be in addition to, any rights to which such person may be entitled apart from the provisions of this bylaw.